AGREEMENT


         By this Agreement made and entered into as of November 27, 1995, ARIZONA INSTRUMENT CORPORATION, a Delaware corporation ("AZI"), and BRIDGE CAPITAL INVESTORS II, a New York limited partnership ("Bridge"), confirm and agree as follows:

         1.       AZI and Bridge are parties to the following documents:

                  a.       Purchase  Agreement  dated  as of  July  6,  1989  as
                           amended  by  the   Amendments   defined   below  (the
                           "Purchase Agreement").

                  b. Warrant to purchase up to 115,000 shares of common stock of AZI, dated as of July 6, 1989, in favor of Bridge, as amended by the Amendments (the "Warrant").

                  c. AZI's ten percent (10%) Convertible Subordinated Note due 1996 in the original principal amount of $3,000,000 in favor of Bridge, as amended by the Amendments (the "Note").

                  d.       Amendment   No.  1,  dated  as  of  March  30,  1990;
                           Amendment No. 2, dated as of March 28, 1991; Amendment No. 3, dated as of April 8, 1992; Amendment No. 4, dated as of September 2, 1992; Amendment No. 5, dated as of July 16, 1993; Amendment No. 6, dated as of November 30, 1993; Amendment No. 7, dated as of July 1, 1994; and Amendment No. 8, dated as of March 30, 1995 (collectively the "Amendments").

The Purchase Agreement, the Warrant, the Note and the Amendments are herein collectively called the "Existing Agreements."

         2. The outstanding principal balance of the Note is $1,162,083.00. Bridge agrees to accept that amount, plus interest on that amount at the rate of twelve percent (12%) per annum from October 1, 1995 through the date payment is received (such principal and interest herein called the "Final Payment"), in full payment and satisfaction of the Note, provided that the Final Payment is received on or before November 28, 1995. By accepting the Final Payment as full payment and satisfaction of the Note, Bridge waives all other amounts otherwise due under the Note, including any penalty interest as a result of AZI utilizing the four-month extension for the December 31, 1994 payment which was made on April 30, 1995, and the four-month extension for the June 30, 1995 payment which was made on October 31, 1995.

         3. All existing warrant rights under the Warrant and/or the Purchase Agreement have been exercised. Bridge waives all rights under the Purchase Agreement and/or the Warrant to receive any additional warrants as a result of the prepayment of the Note, provided that the Final Payment is received on or before November 28, 1995.
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         4. Upon receipt by Bridge of the Final Payment as provided herein,  the parties shall have no further rights or obligations under the Existing Agreements and Bridge shall (I) mark the Note "PAID" and immediately deliver the original Note to AZI and (ii) mark the Warrant "CANCELED" and immediately deliver the original Warrant to AZI.

         5. The parties shall execute such additional documents and do such other acts as may be reasonably necessary to fully implement the intent of this Agreement.

         6. This Agreement shall be governed by and construed according to the laws of the State of Arizona.

         7. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their successors and assigns.

         IN WITNESS WHEREOF, these presents are executed as of the date first written above.


                                   ARIZONA INSTRUMENT CORPORATION


                                   By:_________________________________

                                   Its__________________________________



                                   BRIDGE CAPITAL INVESTORS II

                                   By: Bridge Associates, General Partner

                                   By:__________________________________

                                   Its___________________________________